Exhibit 8

January 16, 2013	Greenberg Traurig LLP
200 Park Avenue
New York, NY 10166

Main Tel (212) 801-9200
CNH Capital Receivables LLC	Main Fax (212) 801-6400
6900 Veterans Boulevard	www.gtlaw.com
Burr Ridge, Illinois 60527

Re:                             CNH Capital Receivables LLC

Registration Statement on

Form S-3 (Registration No. 333-185337)

Ladies and Gentlemen:

We have acted as tax counsel for CNH Capital Receivables LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the “Notes”).  As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a Delaware statutory trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust and an indenture trustee and a Sale and Servicing Agreement (each, a “Sale and Servicing Agreement”) among the related Trust, the Company and New Holland Credit Company, LLC as servicer (the “Servicer”).  In addition, for each series, Certificates (“Certificates”), which are not being registered, will be issued pursuant to such Trust Agreement and such Sale and Servicing Agreement.

In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Sale and Servicing Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto and including the form of Certificate of Trust to be filed with the Delaware Secretary of State), the form of Administration Agreement among the related Trust, the Servicer, a trustee and an indenture trustee, the form of Underwriting Agreement between the Company and the various underwriters named therein, the form of Backup Servicing Agreement among the Company, the related Trust, the Servicer and a backup servicer, a form of interest rate swap agreement between the related Trust and a swap counterparty, and the form of Purchase Agreement between the Company and CNH Capital America LLC (“CNHCA”) (all of the foregoing, collectively, the “Operative Documents”).

We have examined whether the Registration Statement accurately describes the tax treatment with respect to the issuance of the Notes.  Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof.  These authorities are subject to change and to differing interpretations, which could apply retroactively.  The opinion of tax counsel is not binding on the courts or the Internal Revenue Service.

Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as tax counsel with respect to an issuance of Notes, the information set forth in the Prospectus forming part of the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences” (as modified by the statements, if any, set forth under the same heading in the related Prospectus Supplement) and “Summary of Terms — Tax Status” in the form of Prospectus Supplement (to the extent they relate to federal income tax consequences) represents our opinion with respect to the matters discussed therein.

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8 thereto, without admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement (including this opinion).

Very truly yours,

/s/ Greenberg Traurig LLP

Greenberg Traurig LLP